                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the proxy statement and prospectus, which is part of this Amendment No. 1 to Registration Statement No. 333-81162 on Form S-4 of Concord EFS, Inc. of our report dated March 2, 2001 (relating to the 1999 and 2000 consolidated financial statements of Star Systems, Inc. not presented separately therein) appearing in Exhibit 99.5 in Form 8-KA of Concord EFS, Inc. dated April 16, 2001.



/s/ Deloitte & Touche LLP

Orlando, Florida
February 4, 2002